UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Forward Interest Rate Swap Agreements

On June 25, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $48.0 million. The contract, which has an effective date of July 17, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, the Operating Partnership will pay a fixed rate of 5.98% in exchange for receiving floating interest rate payments based on one-month LIBOR. The Operating Partnership anticipates that, on or about July 17, 2007, it (or one or more of its subsidiaries) will finance the acquisition of 3 Huntington Quadrangle, an office property located in Long Island, N.Y., using additional borrowings under its secured credit facility with HSH Nordbank. Borrowings under the HSH facility bear interest at a variable rate based on one-month LIBOR. The Operating Partnership may assign its rights and obligations related to the swap contract to any of its affiliated entities.

On June 25, 2007, the Operating Partnership entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $70.0 million. The contract, which has an effective date of July 24, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, the Operating Partnership will pay a fixed rate of 5.98% in exchange for receiving floating interest rate payments based on one-month LIBOR. The Operating Partnership anticipates that, on or about July 24, 2007, it (or one or more of its subsidiaries) will pay down amounts outstanding under its revolving credit facility with KeyBank National Association ("KeyBank") with additional borrowings under its secured credit facility with HSH Nordbank. Borrowings under the HSH facility bear interest at a variable rate based on one-month LIBOR. The Operating Partnership may assign its rights and obligations related to the swap contract to any of its affiliated entities.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11, its Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

June 29, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary